UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2010

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: See Below
(b)	Pro Forma Financial Information: See Below
(c)	Shell Company Transactions: N/A

On December 22, 2010, Lakes Edge Apartments, LLC, a Delaware limited liability company wholly-owned by LE Central Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of NTS Realty Holdings Limited Partnership (“NTS Realty”), acquired Plantation Lakes Apartments (the “Property”) located in Sanford, Florida.

NTS Realty intends to market the Property as “Lakes Edge Apartments” on a going forward basis.

On December 23, 2010, NTS Realty filed a Current Report on Form 8-K (the “Initial 8-K”) to report this acquisition.  NTS Realty is hereby amending the Initial 8-K by filing certain financial information relating to the Property (see Item 9.01 (d) below) as required by Rule 3-14 and Article II of Regulation S-X.  The information previously reported under Item 2.01 of the Initial 8-K is hereby incorporated by reference into this current report on Form 8-K/A.

Management of NTS Realty is not aware of any material factors related to the Property that would cause the reported financial information not to be necessarily indicative of future operating results.

(d)           Exhibits:

Page
99.1	(a)	Financial Statements of Real Estate Operations Acquired
		Independent Accountants Report	F-1
		Statements of Revenue in Excess of Certain Expenses of Lakes Edge for the year ended December 31, 2009 and the nine months ended September 30, 2010 (unaudited)	F-2
		Notes to Statements of Revenue in Excess of Certain Expenses of Lakes Edge	F-3

	(b)	Pro Forma Financial Information
		Unaudited Pro Forma Consolidated Balance Sheet of NTS Realty Holdings Limited Partnership	F-6
		Notes to the Unaudited Pro Forma Consolidated Balance Sheet	F-7
		Unaudited Pro Forma Consolidated Statements of Operations of NTS Realty Holdings Limited Partnership	F-9
		Notes to the Unaudited Pro Forma Consolidated Statements of Operations	F-11

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President and CFO
Date:	February 25, 2011